Exhibit 99.1
Rover Group, Inc. Announces “Redemption Fair Market Value” in Connection With Redemption of its Outstanding Warrants
SEATTLE, Dec. 29, 2021 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced the “Redemption Fair Market Value” in connection with its previously announced redemption of its outstanding Warrants (as defined below). The Redemption Fair Market Value will be used to determine the number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that will be issued on a “cashless” exercise of a Warrant subject to the terms of the Warrant Agreement (as defined below).
On December 13, 2021, Rover (f/k/a Nebula Caravel Acquisition Corp. (“Caravel”)) announced that it will redeem all of its outstanding warrants (the “Public Warrants”) to purchase shares of Class A Common Stock that were issued as part of the units sold in Caravel’s initial public offering (the “IPO”) under the Warrant Agreement dated December 8, 2020, between Rover and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”) (as amended by the First Amendment to Warrant Agreement, dated December 10, 2021, the “Warrant Agreement”). In addition, Rover announced that it will redeem all of its outstanding warrants to purchase Class A Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO (together with the Public Warrants, the “Warrants”) on the same terms as the outstanding Public Warrants.
The redemption will occur at 5:00 p.m. New York City time on January 12, 2022 (the “Redemption Date”), before which time the Warrants may be exercised on a “cashless” basis. Warrant holders may no longer exercise Warrants and receive Class A Common Stock in exchange for payment in cash of the $11.50 per Warrant exercise price. All Warrants that remain unexercised following 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant (or as otherwise described in the Redemption Notice for holders who hold their Public Warrants in “street name”).
In connection with the redemption, the Warrant Agent previously mailed a redemption notice (the “Redemption Notice”) on Rover’s behalf, and Rover committed to provide registered holders of the outstanding Warrants the calculation of the Redemption Fair Market Value (as defined in the Warrant Agreement to mean the volume weighted average price of the Class A Common Stock during the 10 trading days immediately following the date on which the Redemption Notice was sent to the registered holders of the Warrants).
The Warrant Agent has mailed a notice (the “Redemption Fair Market Value Notice”) on Rover’s behalf to each of the registered holders of the outstanding Warrants informing holders:
•that the Redemption Fair Market Value is $10.12; and
•as a result, holders who elect to exercise their Warrants on a “cashless basis” will be entitled to receive 0.2544 shares of Class A Common Stock per Warrant.
For additional information, including information on how holders may exercise their Warrants, see the Redemption Notice. For copies of the Redemption Notice and the Redemption Fair Market Value Notice, an update on the estimated number of shares of Class A Common Stock outstanding post-redemption, and answers to frequently asked questions, please visit Rover’s investor relations website https://investors.rover.com.
Questions concerning redemption and exercise of the Warrants can be directed to the Warrant Agent, American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (800) 937-5449 or (718) 921-8124 or email: ReorgWarrants@astfinancial.com.
Rover understands from Nasdaq that the Public Warrants will trade on Nasdaq through the close of trading on the Redemption Date.
None of Rover, its board of directors or employees has made or is making any representation or recommendation to any holder of the Warrants as to whether to exercise or refrain from exercising any Warrants.
The shares of Class A Common Stock issuable upon exercise of the Warrants have been registered by Rover under the Securities Act of 1933, as amended, and are covered by a registration statement filed

Exhibit 99.1
on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-259519). The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from Rover’s investor relations website at https://investors.rover.com.
No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of Rover’s securities nor shall there be any offer, solicitation or sale of any of Rover’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions (including the redemption of the Warrants), business strategies, events, or results of operations are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve risks, uncertainties and assumptions that may cause actual events, results, or performance to differ materially from those indicated by such statements. Certain of these risks are identified in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rover’s SEC filings, including, but not limited to, the final prospectus filed with the SEC on November 22, 2021 and Rover’s Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2021 filed on November 10, 2021. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other recent filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov. If the risks or uncertainties ever materialize or the assumptions prove incorrect, Rover’s results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, Rover assumes no obligation and does not intend to update any forward-looking statements or to conform these statements to actual results or changes in Rover’s expectations.
About Rover
Founded in 2011 and based in Seattle, Rover (Nasdaq: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Contacts:
MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365
INVESTORS
brinlea@blueshirtgroup.com
Brinlea Johnson
(415) 269-2645